UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025 (December 14, 2025)

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 363-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 18, 2025, the Board appointed Mr. Wayne Huo as a member of the Board and as a member of the audit, compensation, investment and treasury, and nominating and governance committees of the Board.

Mr. Wayne Huo, age 36, possesses experience across fintech, digital assets, and global financial markets. From February 2024 to August 2025, he served as Chief Executive Officer of Amber International Holding Limited (“Amber International”) (Nasdaq: AMBR), where his responsibilities included managing the Chief Financial Officer and finance team for financial reporting and earnings calls, and overseeing governance, reporting, and strategic initiatives, including as Amber International reached a valuation above $1 billion. Since February 2024, Mr. Huo has served as a member of the board of directors of Amber International and as well as a member of its investment committee and corporate governance and nominating committee. From September 2017 to March 2025, Mr. Huo served as Chief Operating Officer of Amber Global Limited (“Amber Group”), where Mr. Huo led the finance department and helped scale Amber Group into an international digital-asset platform spanning trading, wealth management, and infrastructure. In addition to his service as Chief Operating Officer of Amber Group, Mr. Huo served as a member of the board of directors of Amber Group from October 2018 to August 2025. Earlier in his career, Mr. Huo was a foreign exchange options trader at Morgan Stanley Hong Kong, managing structured derivatives books and executing macro and systematic strategies. He holds a master’s degree in Mathematics in Finance from New York University and a bachelor’s degree in Mathematics from the University of Toronto. He advises public and private companies on governance, capital markets strategy, digital-asset initiatives, and AI-enabled financial innovation. We believe Mr. Huo is qualified as a director based on his executive leadership of a Nasdaq-listed company, oversight of financial reporting and governance, and his experience in risk management and global financial markets.

Mr. Huo will be compensated $30,000 annually for his service as a member of our Board and $5,000 annually for each committee of the Board on which he serves.

Mr. Huo does not have any family relationship with any of the executive officers or directors of the Company and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Huo will enter into the Company’s standard form of independent director agreement and form of independent director indemnification agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2025.

Director Resignation

On December 14, 2025, Mang Hei Jaclyn Wu resigned as a member of the board of directors (the “Board”) of Aether Holdings, Inc. (the “Company”) for personal reasons related to a regulatory proceeding (announced on November 27, 2025) initiated by the British Columbia Securities Commission towards her and Elixir Technology Inc. (a significant stockholder of the Company which is also an affiliate of Ms. Wu).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2025	Aether Holdings, Inc.

	By:	/s/ Nicolas Lin
	Name:	Nicolas Lin
	Title:	Chief Executive Officer